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EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2001, as included in the annual report on Form 10-K of PacificHealth Laboratories, Inc. for the years ended December 31, 2000 and 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                          /s/ LARSON, ALLEN, WEISHAIR & CO., LLP


Minneapolis, Minnesota
January 24, 2002